Exhibit 3.15

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VERIZON DIRECTORIES SERVICES - EAST INC.

Verizon Directories Services - East Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”) does hereby certify:

FIRST: That the Board of Directors (the “Board”) of the Corporation by unanimous written consent, filed with the minutes of the Board, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended by deleting it in its entirety and substituting the following therefor:

“FIRST: The name of the corporation is Idearc Media Services - East Inc.”

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

THIRD: That the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the Genera) Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this certificate of amendment this 18th day of October, 2006.

By:	/s/ William G. Mundy
Name:	William G. Mundy
Title:	Vice President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

VERIZON DIRECTORY SERVICES INC.

Verizon Directory Services Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, HEREBY DOES CERTIFY:

FIRST: That the Board of Directors of said Corporation, by unanimous consent effective December 15, 2003, adopted the following resolutions advising that the Certificate of Incorporation of said Corporation be amended:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article 1 thereof so that, as amended, the Article shall be and read as follows:

“1. The name of the corporation is Verizon Directories Services - East Inc.”

SECOND: That in lieu of a meeting and vote of stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware and that the Certificate of Amendment of the Certificate of Incorporation shall be effective December 31, 2003.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William G. Mundy, its Vice President and General Counsel, this 22nd day of December, 2003.

VERIZON DIRECTORY SERVICES INC.

By:	/s/ William G. Mundy
William G. Mundy
Vice President and General Counsel

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BELL ATLANTIC DIRECTORY SERVICES, INC.

Bell Atlantic Directory Services, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that the amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution, approved by the Corporation’s Board of Directors and Sole Stockholder, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article 1 thereof so that, as amended, the Article shall be and read as follows:

“1. The name of the Corporation is Verizon Directory Services Inc.”

This Certificate of Amendment of the Certificate of Incorporation shall be effective August 1, 2000.

BELL ATLANTIC DIRECTORY SERVICES, INC.

By:	/s/ Brian X. Gaul
Brian X. Gaul
Secretary

Dated July 20, 2000

CERTIFICATE OF INCORPORATION

OF

BELL ATLANTIC DIRECTORY SERVICES, INC.

1. The name of the corporation is Bell Atlantic Directory Services, Inc.

2. The address of its registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of all classes of stock which the corporation shall have authority to issue is one share of Common Stock without par value.

5. The name and mailing address of the incorporator are as follows:

J. Daniel Mason

1717 Arch Street, 32nd Floor South

Philadelphia, PA 19103

6. The business and affairs of the corporation shall be managed under the direction of the Board of Directors.

7. The Board of Directors is expressly authorized from time to time to make, alter or repeal the by-laws of the corporation.

8. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has caused to be set hereunto his hand, this 29th day of July, 1996.

/s/ J. Daniel Mason
J. Daniel Mason